                                                                   EXHIBIT 10.16

                                 RES-CARE, INC.
                             STOCK OPTION AGREEMENT

      This INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of this ___ day of ____, _____, by and between RES-CARE, INC., a Kentucky corporation (the "Company") and ________, an employee of the Company ("Optionee").

      RECITALS:

      WHEREAS, the Res-Care, Inc. 2000 Stock Option and Incentive Compensation Plan (the "Plan") for certain officers and employees of the Company was adopted on July 21, 2000, and amended and restated on September 28, 2000.

      WHEREAS, the Board of Directors (the "Board") and the Executive Compensation Committee (the "Committee") has determined that it is in the best interest of the Company and appropriate to the stated purposes of the Plan that the Company grant to the Optionee an option to purchase shares of the Company's common stock ("Shares") pursuant and subject to the terms, definitions, and conditions of the Plan.

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and other good and valuable consideration, the Company and Optionee agree as follows:

      1. INCORPORATION OF PLAN. This Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Optionee acknowledges receiving at the time of the execution hereof. The rights of Optionee and the obligations of the Company hereunder are subject to the terms and conditions of the Plan, including, without limitation, those dealing with the payment of federal, state and local taxes upon the exercise, in whole or in part, of the Option. Any decision made, or action taken, by the Board or the Committee of the Company arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive. All defined terms used herein which are defined in the Plan, shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

      2. GRANT OF THE OPTION; EXERCISE PRICE. The Company hereby grants to Optionee, subject to the terms and conditions of the Plan and of this Agreement, as a matter of separate inducement and agreement in connection with Optionee's employment by the Company the right and option to purchase (the "Option") all or any part of an aggregate of _____ shares of Common Stock ("Option Shares") subject to adjustment as provided in the Plan, at a purchase price of $______ per share (the "Exercise Price"). The Options are designated as Incentive Stock Options except to the extent that they do not qualify under Section 422 of the Code.

      3. EXERCISE OF THE OPTION. The Option may be exercised at any time, and from time to time, during a five-year period commencing _________ to and including ________________, ("Termination Date") on a cumulative basis in accordance with the following schedule; provided, however that the Optionee continues to be employed by the Company as of such dates:

Date On And After Which    % Of Total Shares Which
Option May Be Exercised       May be Purchased
-----------------------    -----------------------
    ________________                25%
    ________________                25%
    ________________                25%
    ________________                25%

            (a) CHANGE OF CONTROL. Notwithstanding any provisions limiting exercisability in whole or in part, and unless the Board of Directors shall have otherwise determined (within the limits specified in the last sentence of this paragraph) to revoke or to limit, in its sole and conclusive discretion, the acceleration provided for herein, in the event of a Change of Control, as defined in the Plan, all Options granted under this Agreement, which have not yet vested and have not been previously forfeited, shall immediately vest and be exercisable.

                The Board may, at its discretion, revoke or limit the acceleration contemplated by this paragraph any time before or within 20 business days after the effective date of such Change of Control.

            (b) PARTIAL EXERCISE. Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the Option Shares that are currently exercisable; provided, however, that no partial exercise of the Option shall result in the issuance of less than 100 Option Shares.

      4.    CONDITIONS TO EXERCISE OF THE OPTION.

            (a) EXERCISE OF THE OPTION. Subject to the provisions of Section 3(b), Optionee may exercise the Option by delivering written notice ("Notice") of exercise to the Company in the form of Exhibit A hereto or other form acceptable to the Company specifying the number of Option Shares to be purchased, accompanied by payment in full of the Exercise Price in accordance with Section 4(b).

            (b) DELIVERY OF SHARES ON EXERCISE. As soon as possible after receipt of the Notice and payment of the Exercise Price, the Company shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to Optionee at Optionee's address shown in the employment records of the Company, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which the Company has received payment in the manner prescribed herein. The Company may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder or the requirements of applicable state law relating to authorization, issuance or sale of securities or applicable policies of the Company. If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, Optionee's right to exercise the Option for such undelivered shares may be terminated by the Company.

      5. TRANSFER OF OPTION. During Optionee's lifetime, the Option shall be exercisable only by Optionee or Optionee's duly appointed guardian or personal representative; and neither the Option or any right hereunder shall be transferable other than by will or the laws of descent and distribution except as otherwise provided in the Plan. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to Optionee and it shall thereupon become null and void.

      6. EXERCISE OF THE OPTION UPON TERMINATION OF EMPLOYMENT. In the event Optionee shall cease to be employed by the Company, the Option shall expire at the earlier of the expiration of the Termination Date or the following:

            (i) one year after termination due to Optionee's death or Disability;

            (ii) three months after Termination of Employment for any reasons other than those described in (i) above or Termination for Cause; or

            (iii) coincident with the date of Termination for Cause.

      7. MISCELLANEOUS.

            (a) AGREEMENT DOES NOT GRANT EMPLOYMENT RIGHTS. The grant of the Option shall not be construed as giving Optionee the right to be retained in employment by the Company. Further, the Company expressly reserves the right, at any time, to terminate Optionee's employment or to change Optionee's compensation with or without cause, free from any liability or any claim under the Plan, except as provided in this Agreement, in the Plan or an employment agreement.

            (b) LIABILITY OF THE COMPANY. Neither the Company, its directors, officers or employees shall be liable to Optionee or any other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that the Option does not qualify for tax treatment as an incentive stock option under section 422 of the Code.

            (c) NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights to dividends (other than the adjustment rights described in Section 7 of this Agreement) or other rights of a shareholder with respect to Option Shares unless and until Optionee has given the Notice and paid in full for such Option Shares.

            (d) GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky, and shall be construed in such fashion so that the Option qualifies as an incentive stock option within the meaning of section 422 of the Code.

      8. TERM OF AGREEMENT. This Agreement shall terminate upon earlier of (i) complete exercise or termination of the Option; (ii) mutual agreement of the parties, or (iii) expiration of the Option Period.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       RES-CARE, INC.

                                       By: _____________________________________
                                           Ronald G. Geary
                                           President and Chief Executive Officer

                                       OPTIONEE

                                       By: _____________________________________

                                       Printed Name: